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                                                                    EXHIBIT 21.1

                              List of Subsidiaries

Pegasus GP, LLC, a Delaware limited liability company
Pegasus No. 1, LLC, a Delaware limited liability company
Pegasus No. 2, LLC, a Delaware limited liability company
Pegasus Electronic Distribution, LP, a Delaware limited partnership Pegasus Commission Processing, LP, a Delaware limited partnership
Pegasus Business Intelligence, LP, a Delaware limited partnership
TravelWeb, LP, a Delaware limited partnership
Pegasus Systems, Inc. (UK) Limited